Exhibit 21
SUBSIDIARIES OF ATMOS ENERGY CORPORATION

Name	State of Incorporation	Percent of Ownership
ATMOS ENERGY HOLDINGS, INC. (wholly owned by Atmos Energy Corporation)	Delaware	100%

BLUE FLAME INSURANCE SERVICES, LTD (wholly owned by Atmos Energy Corporation)	Bermuda	100%

ATMOS ENERGY LOUISIANA INDUSTRIAL GAS, LLC (a limited liability company) (wholly owned by Atmos Energy Holdings, Inc.)	Delaware	100%

ATMOS ENERGY SERVICES, LLC (a limited liability company) (wholly owned by Atmos Energy Holdings, Inc.)	Delaware	100%

EGASCO, LLC (a limited liability company) (wholly owned by Atmos Energy Holdings, Inc.)	Texas	100%

ATMOS POWER SYSTEMS, INC. (a wholly owned by Atmos Energy Holdings, Inc.)	Georgia	100%

ATMOS PIPELINE AND STORAGE, LLC (a limited liability company) (wholly owned by Atmos Energy Holdings, Inc.)	Delaware	100%

UCG STORAGE, INC. (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

WKG STORAGE, INC. (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

ATMOS EXPLORATION AND PRODUCTION, INC. (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

Name	State of Incorporation	Percent of Ownership
TRANS LOUISIANA GAS PIPELINE, INC. (wholly owned by Atmos Pipeline and Storage, LLC)	Louisiana	100%

TRANS LOUISIANA GAS STORAGE, INC. (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

ATMOS GATHERING COMPANY, LLC (a limited liability company) (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

PHOENIX GAS GATHERING COMPANY (wholly owned by Atmos Gathering Company, LLC)	Delaware	100%

FORT NECESSITY GAS STORAGE, LLC (a limited liability company) (wholly owned by Atmos Pipeline and Storage, LLC)	Delaware	100%